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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 30, 2007

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (11/06)

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Item 3.02    Unregistered Sales of Equity Securities.

Pursuant to the terms of our senior secured notes due March 31, 2008 (the “Notes”), we are obligated to repay the principal amount of the Notes over the term of the Notes, with the principal amount being amortized in twelve payments payable at our option in cash and/or by requiring the conversion of a portion of the Notes into shares of our common stock, provided certain conditions are met.

In this connection, we elected on May 28, 2997 to make the scheduled payment of $1,458,333.34, which was originally due on May 31, 2007 and which was deferred to June 30, 2007 pursuant to the terms of a Deferral Agreement dated as of April 30, 2007, by requiring the conversion of a portion of the Notes into shares of our common stock. Pursuant to the terms of the Notes, the price used to determine the number of shares to be issued upon such conversion will be calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the installment payment date. The Notes further provide that within two trading days after we send notice of an election to convert a portion of the Notes into shares of our common stock, we must issue to the holders of our Notes a number of shares of our common stock equal to the quotient of (x) the amount of the Note being paid in stock, divided by (y) the conversion price of $14.00 per share, rounded up to the nearest whole share of common stock. The remaining shares issuable upon such conversion must be issued by the deferred installment payment date of June 30, 2007.

Accordingly, on May 30, 2007, we issued an aggregate of 104,167 shares of our common stock to the holders of the Notes. Subsequent to this issuance, we had 12,087,743 shares of common stock issued and outstanding.

We issued the above securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuance of these securities was without the use of an underwriter.

Item 8.01    Other Events.

We held our 2006 Annual Meeting of Stockholders on June 19, 2006. Because the Securities and Exchange Commission has promulgated new “notice and Internet access” proxy rules (SEC Release No. 34-55146, dated January 22, 2007, which is available on the SEC’s website at http://www.sec.gov/rules/final/2007/34-55146.pdf) that go into effect only with respect to meetings that take place on or after August 10, 2007, and in order to take advantage of these new rules, we anticipate holding our 2007 Annual Meeting of Stockholders on Monday, October 15, 2007. We believe that providing proxy materials by means of the new “notice and Internet access” rules will result in a significant cost savings in respect of our 2007 Annual Meeting of Stockholders.

In light of the foregoing and in accordance with Rules 14a-5(f) and 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended, we will consider stockholder proposals submitted in connection with our 2007 Annual Meeting to have been submitted in a timely fashion if such proposals are received by us at our principal offices at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, addressed to the attention of the Corporate Secretary, no later than June 30, 2007. If a proposal is received after June 30, 2007, the proxies designated by our Board of Directors will have discretionary authority to vote on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

We expect to mail our Notice of Internet Availability of Proxy Materials in respect of our 2007 Annual Meeting on or about August 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: May 31, 2007